Exhibit 2.2

                                MINUTES OF ACTION
                             BY THE SHAREHOLDERS OF
                      DESERT SKY CONSULTING SERVICES, INC.
                     AT THE SPECIAL SHAREHOLDERS MEETING ON
             September 11, 2002, at 9:00 A.M. Central Standard Time

We the undersigned, being the controlling shareholders of, DESERT SKY CONSULTING SERVICES Inc. by his written consent hereby given, do hereby take the following actions as actions of the Shareholder of this Corporation, to wit:

WHEREAS,   substantial  changes  in  circumstances  have  occurred  within  this
Corporation since the time of it's incorporation.

WHEREAS, the Board of Directors of this Corporation have recommended that the name of this Corporation be changed from it's present name, Desert Sky Consulting Services, Inc., to Wireless Billboards Technologies Corp.

BE IT RECORDED, that the shareholders of this Corporation have approved the change of this Corporation's name from Desert Sky Consulting Services Inc., to Wireless Billboards Technologies Corp., effective September 11, 2002.

Witness the execution and approval on this 11th day of September, 2002.

Dated: September 11th, 2002.

/s/ Kevin Ericksteen
--------------------
    Kevin Ericksteen

Shareholder and owner of 3,325,000 common shares voted all 3,325,000 shares for the above resolutions.

/s/ Deanna Olson
--------------------
Deanna Olson
Shareholder and owner of 3,000,000 common shares voted all 3,000,000 shares for the above resolutions.

There were no votes against the motion set forth above. A total of 6,325,000 shares voted for the approval of the above resolutions.